TERMINATION AND RELEASE

This Exchange Agreement  is made and entered into this ___ day of October, 2007, by and between Broadcast International, Inc., a Utah Corporation (“Broadcast”), Leon Frenkel, an individual (“Frenkel”).

Whereas, Broadcast entered into a Stock Purchase Agreement dated October 28, 2006, with Frenkel (“Stock Purchase Agreement”), a copy of which is attached hereto and incorporated herein by reference; and,

Whereas, Broadcast, pursuant to the Stock Purchase Agreement, granted to Frenkel four common stock purchase warrants (“A” Warrants, “B” Warrants, “C” Warrants and “D” Warrants collectively referred to as the “Warrants”), copies of which are attached hereto and incorporated herein by reference; and,

Whereas, the parties desire now to exchange certain of the warrants and provide for consideration for the cancellation on the terms and conditions contained herein.

Now, therefore, in consideration of the above and the terms and conditions set forth hereafter, the parties agree as follows:

1.

Warrant Cancellation. Subject to the provisions of Paragraph 2 below, the C and the D Warrants shall be cancelled and broadcast shall issue to Frenkel in exchange for such Warrants the sum of 650,000 shares (the “Shares”) of Broadcast common stock. If at any time after the date of this agreement, Broadcast shall determine to prepare and file with the SEC a Registration Statement to register any of its securities under the 1933 Securities Act, then Broadcast shall include all of the Shares in such registration.

2.

Release of Restrictions.  Frenkel has made provision to acquire certain shares of Broadcast common stock from third parties (Third Party Shares), which have contractual trading restrictions associated with such shares. In consideration of this agreement and the terms and conditions contained herein, Broadcast agrees that it will release the trading restrictions relative to such shares and Frenkel shall acquire such shares with no contractual restrictions.  Broadcast will provide Frenkel with a written release of such contractual trading restrictions at the time of settlement of the purchase of the Third Party Shares. Such Third Party Shares shall, however, be subject to any standard trading restrictions as may be imposed by Rule 144 or other securities rules and regulations. Broadcast will provide an opinion from Broadcast’s company legal counsel acceptable to Frenkel, at Broadcast’s expense, necessary for the resale of such shares pursuant to Rule 144 under the Securities Act of 1933. This Exchange Agreement is expressly conditioned upon the settlement and delivery to Frenkel of a stock certificate reissued in the name of Frenkel of the Third Party Shares. In the event that settlement and delivery of the Third Party Shares to Frenkel is not consummated and the contractual trading restrictions is not released according to the terms hereof, then this Exchange Agreement (including but not limited to the cancellation and exchange of the C and D Warrants as provided in paragraph 1) shall be terminated and shall be null and void.

3.

Settlement with Toth.  The release of the trading restrictions described in Paragraph 2 is expressly conditioned upon Broadcast and Douglas Toth and or Telperion Consulting entering into a settlement and release agreement providing for mutual releases of any and all claims by any party against the other and containing mutual non-disclosure provisions concerning all matters including this agreement.

4.

Representations of Broadcast.

a.  The Shares are duly authorized and, upon issuance will be validly issued, fully paid and non-assessable, free from all taxes, liens, claims, encumbrances and charges with respect to the issuance thereof, and will not be subject to preemptive rights or similar rights of stockholders of Broadcast.

 b.  Broadcast has the requisite corporate power and authority to enter into perform this Exchange Agreement and to issue the Shares in accordance with the agreements by Broadcast and the consummation by it of the transactions contemplated herein have been duly authorized by Broadcast’s Board of Directors and no further consent or authorization is required by Broadcast, its Board of Directors or its stockholders.

5.

Non-Disclosure. Broadcast and Frenkel agree that this Exchange Agreement is confidential, and neither party will disclose its contents or the identity of either one of them.

6.

Other.

a.  Notices.  Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid.  Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, fourteen (14) days after the date of deposit in the mail, as follows:

i.  If to Frenkel:

Leon Frenkel

1600 Flat Rock Road

Penn Valley, PA 19072

ii.  If to Broadcast:

Rodney M. Tiede

7050 Union Park Ave. #600

Salt Lake City, Utah  84047

Fax: 801-562-1773

Any party may change its address for notice hereunder by notice to the other parties hereto in writing.

b.  Entire Agreement.  This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

c.  Waivers and Amendments.  This Agreement may be amended, modified, superceded canceled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance.  No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

d.  Governing Law.  This Agreement shall be governed by and be construed in accordance with the internal laws of the State of Utah applicable to agreements made and to be performed entirely with such state.

e.  Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

f.  Attorneys’ fees.  In the event there is a default under this Agreement, the party in default shall pay all costs, expenses and attorneys’ fees incurred by the other party in enforcing its rights hereunder.

g.  Headings.  The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

h.  Further Actions.  Each party hereto will execute such further documents and instruments and take such further actions as may reasonably be requested by the other party to consummate or to otherwise effect the other purposes of this agreement. The foregoing notwithstanding, this Exchange Agreement shall be effective in all respects, upon execution hereof upon satisfaction of the conditions provided herein, and other actions shall be deemed required only to more completely document the intent of the parties.

i.  Availability of Equitable Remedies.  Since a breach of the provisions of this Agreement could not adequately be compensated by money damages, any party shall be entitled in addition to any other right or remedy available to it, to apply to a court of competent jurisdiction restraining such breach or threatened breach and to specific performance of any such provision of this Agreement, and, in either case, no bond or other security shall be required in connection wherewith.

j.  Authority of Signors.  Each of the signors of this Agreement represents and warrants that he has the authority from each respective party to enter into this Agreement for and in behalf of the party for which and that such action has been duly authorized by the appropriate corporate action by the party.

In witness whereof, the parties have executed this Agreement effective as of the date first above written.

BROADCAST INTERNATIONAL, INC

A Utah Corporation

/s/         Rodney M. Tiede

By:

Rodney M. Tiede

Title:

President

/s/     Leon Frenkel

Leon Frenkel